EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Pre-Effective Amendment #1 to the Registration Statement No. 333-44942 of MEDTOX Scientific, Inc. on Form S-3 of our report, dated February 18, 2000, appearing in the Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 1999 and to the reference to us under the caption "Experts" in the Prospectus which is part of this Registration Statement.


                                                      /s/ Deloitte & Touche LLP
                                                      DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
September 6, 2000